UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices, including zip code)

(602) 778-8700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the acquisition by CCA Acquisition, LLC (“CCA”), a newly-formed affiliate of CIM Group, LLC (“CIM”), of all of the issued and outstanding shares of common stock (the “Transaction”) of Cole Capital Advisors, Inc. (“Cole Capital Advisors”) from VEREIT Operating Partnership, L.P. (“VEREIT OP”), Glenn J. Rufrano voluntarily resigned as president and chief executive officer of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) effective as of February 1, 2018. This resignation was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Rufrano will continue to serve as a member of the Company’s board of directors (the “Board”). In connection with the Transaction, the Board also increased the size of the Board from four members to five members effective as of the closing of the Transaction and to six members effective as of March 12, 2018.
In connection with the resignation of Mr. Rufrano as president and chief executive officer and the expansion of the Board, the Board appointed Avraham Shemesh to serve as president, chief executive officer and a director of the Company effective as of February 1, 2018. Mr. Shemesh will serve as a director until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualifies or until his earlier resignation or removal in accordance with the Company’s organizational documents and applicable law. The Company will not compensate Mr. Shemesh for his services rendered as an officer or director of the Company.
In addition, the Board appointed Calvin E. Hollis as an independent director of the Company effective as of March 12, 2018. Mr. Hollis will serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualifies or until his earlier resignation or removal in accordance with the Company’s organizational documents and applicable law. Mr. Hollis will receive the same compensation and reimbursement of expenses that the Company pays to each of its independent directors and committee members.
Messrs. Shemesh and Hollis did not enter into any agreements with the Company in connection with their elections as members of the Board. As part of the Transaction, VEREIT OP agreed to recommend to the Board (a) the increase in the size of the Board by two members and (b) the appointment of two individuals designated by CCA, at least one of whom qualifies as an independent director, to fill such newly created vacancies, in each case, to be effective following the closing of the Transaction. Messrs. Shemesh and Hollis were designated by CCA to be elected as directors, and the members of the Board thereafter elected Messrs. Shemesh and Hollis. Other than Mr. Shemesh’s interests in CCA and CIM, as described below, Messrs. Shemesh and Hollis have not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party. The Company is not aware of any family relationship among Messrs. Shemesh or Hollis and any directors or executive officers of the Company. Descriptions of Messrs. Shemesh’s and Hollis’s backgrounds are set forth below.
Avraham Shemesh, age 56, has served as the Company’s chief executive officer, president and one of the Company’s directors since February 2018. Mr. Shemesh also has served as president and treasurer of Cole Corporate Income Advisors II, LLC since February 2018. In addition, Mr. Shemesh serves or will serve in the following positions for CCO Group, LLC and its subsidiaries (collectively, “CCO Group”) and certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
Cole Credit Property Trust V, Inc.	Chief executive officer and president	February 2018 - Present
	Director	March 2018 - Present
Cole REIT Advisors IV, LLC; Cole REIT Advisors V, LLC; Cole Corporate Income Advisors III, LLC; Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC	President and treasurer	February 2018 - Present
CCO Group, LLC	President and treasurer	February 2018 - Present
Mr. Shemesh, Co-Founder and a Principal of CIM, has been an active real asset owner and operator for over 26 years. Since co-founding CIM in 1994, Mr. Shemesh has been instrumental in building CIM’s real estate and infrastructure platforms, which own and operate $25.7 billion of assets. As a Principal and Head of CIM’s Investments Group, he is actively involved in the acquisition process and provides guidance on the diverse acquisition ideas across CIM’s platforms. He serves on CIM’s Investment Committee and Asset Management Committee. Additionally, Mr. Shemesh is responsible for the day-to-day operations of CIM, including strategic initiatives, asset management and leasing and partner & co-investor relations and product management. Mr. Shemesh also has served as a director of CIM Commercial Trust Corporation (NASDAQ: “CMCT”), a real estate investment trust that acquires, owns and operates office investments and is an affiliate of CIM, since March 2014. Prior to CIM, Mr. Shemesh was involved in a number of successful entrepreneurial real estate activities, including co-founding Dekel Development, which developed a variety of commercial and residential properties in Los Angeles. Mr. Shemesh was selected to serve as a director because of his significant experience with the real estate acquisition process and strategic planning as a result of his experience with CIM, including as Co-Founder thereof, as well as his leadership roles at CIM and CIM Commercial Trust Corporation, all of which are expected to bring valuable insight to the Board.
Calvin E. Hollis, age 65, will serve as an independent director of the Company from and after March 12, 2018. In addition, Mr. Hollis will serve in the following positions for certain other programs sponsored by CCO Group:

Entity	Position(s)	Dates
Cole Credit Property Trust V, Inc.	Independent director	March 2018 - Present
Mr. Hollis retired from his position as Senior Executive Officer, Real Estate, Countywide Planning and Development for the Los Angeles County Metropolitan Transportation Authority effective year-end 2017. He served in that position from May 2011 until December 2017. His responsibilities included executive oversight of all real estate operations including acquisitions and dispositions, non-operating property asset management, and the commercial long term ground lease program. Prior to that, from February 2009 to May 2011, Mr. Hollis served as the Acting Chief Executive Officer and then Chief Operating Officer for the Community Redevelopment Agency (“CRA”) of the City of Los Angeles. Prior to joining the CRA, Mr. Hollis served as a Managing Principal with Keyser Marston Associates, Inc. from March 1983 to February 2009, where he provided real estate advisory services to over 150 public, institutional, and private clients in major public-private real estate transactions. Mr. Hollis is a member of Lambda Alpha and the Urban Land Institute Public Private Partnership Council. Mr. Hollis received a B.A. in Economics from California State University Los Angeles. Mr. Hollis was selected to serve as a director because of his experience with real estate projects and transactions of all types, including his experience with public-private partnerships, all of which are expected to bring valuable perspective and expertise to the Board.
The description of the Transaction provided in Item 8.01 below is incorporated by reference herein.
Item 8.01    Other Events.
Indirect Change of Control for the Advisor, Dealer Manager, Property Manager and Sponsor
As disclosed previously in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on November 13, 2017, VEREIT OP entered into a Purchase and Sale Agreement on November 13, 2017 with CCA, pursuant to which CCA agreed to acquire all of the issued and outstanding shares of common stock of Cole Capital Advisors, the direct or indirect owner of Cole Corporate Income Advisors II, LLC, Cole Capital Corporation and CREI Advisors, LLC, the Company’s external advisor, dealer manager and property manager, respectively, and Cole Capital®, the Company’s sponsor.
On February 1, 2018, the Transaction was completed. Immediately following the completion of the Transaction, Cole Capital Advisors and the Company’s dealer manager were each converted into Delaware limited liability companies, Cole Capital Advisors’ name was changed to CCO Group, LLC, and the dealer manager’s name was changed to CCO Capital, LLC. As a result of the Transaction, CIM owns and/or controls CCO Group, LLC and its subsidiaries, and CCO Group, LLC owns and controls the Company’s external advisor, dealer manager and property manager.
In addition, as part of the Transaction, VEREIT OP and CCO Group, LLC entered into a services agreement (the “Services Agreement”) pursuant to which VEREIT OP will continue to provide certain services to CCO Group and to the Company, Cole Credit Property Trust IV, Inc., Cole Credit Property Trust V, Inc., Cole Office & Industrial REIT (CCIT III), Inc. and Cole Real Estate Income Strategy (Daily NAV), Inc. (the Company, Cole Credit Property Trust IV, Inc., Cole Credit Property Trust V, Inc., Cole Office & Industrial REIT (CCIT III), Inc. and Cole Real Estate Income Strategy (Daily NAV), Inc. collectively, the “Cole REITs”), including operational real estate support. VEREIT OP will continue to provide such services through March 31, 2019 (or, if later, the date of the last government filing other than a tax filing made by any of the Cole REITs with respect to its 2018 fiscal year) (the “Initial Services Term”) and will provide consulting and research services through December 31, 2023 as requested by CCO Group, LLC.
Despite the indirect change of ownership and control of the Company’s advisor, dealer manager, property manager and sponsor as a result of the Transaction, the Company expects that, during the Initial Services Term of the Services Agreement, the advisory, dealer manager and property management services the Company receives will continue without any material changes in personnel (except as supplemented by the management oversight of CIM personnel) or material change in service procedures. During the Initial Services Term of the Services Agreement, CCO Group, LLC intends to evaluate and effectuate an appropriate transition of VEREIT OP’s services under the Services Agreement to other CIM affiliates or third parties with the goal of ensuring continuity and minimizing disruption.

Engagement of Third-Party Valuation Expert
The Company has engaged Cushman & Wakefield of Illinois, Inc., Valuation & Advisory group (“Cushman & Wakefield”) to perform valuation services to assist the Board with determining an updated estimated value per share of the Company’s common stock as of December 31, 2017. Cushman & Wakefield previously assisted the Board in connection with its most recent estimated value per share determination of $10.32 as of December 31, 2016.
The engagement of Cushman & Wakefield was approved by a valuation committee of the Board comprised solely of the Company’s independent directors, including the independent Chairman of the Board, in accordance with the valuation policies previously adopted by the Board. The valuation will be performed in accordance with the valuation guidelines established by the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The valuation is being done to assist broker-dealers in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The Company currently expects to announce the updated estimated value per share in late March 2018. The estimated value per share will ultimately be the decision of the Board.
For purposes of any redemption requests made during the fourth quarter of 2017 and accepted for redemption under the Company’s share redemption program, the estimated value per share of the Company’s common stock as of December 31, 2016, $10.32, will continue to serve as the most recent estimated value for determining the applicable per share redemption price. The updated estimated value per share as of December 31, 2017 will serve as the most recent estimated value per share beginning with redemption requests made during the first quarter of 2018 and for any unfulfilled redemption requests made during the fourth quarter of 2017 that are resubmitted and processed during subsequent redemption periods.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2018	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

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